EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of common stock, no par value, of Heartland Bancshares, Inc.


                                  Dated:  September 5, 2002

                                  /s/ Philip J. Timyan
                                  -------------------------------------
                                  Philip J. Timyan

                                  Riggs Partners LLC



                                  By: /s/ Philip J. Timyan
                                      ---------------------------------
                                      Philip J. Timyan, Managing Member